Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 33-85530, dated October 21, 1994, Registration No. 333-3464, dated April 18, 1996, Registration No. 33-63085, dated September 9, 1998, Registration No. 333-82185, dated July 2, 1999, Registration No. 333-118506, dated August 24, 2004, Registration No. 333-172831, dated March 15, 2011 and Registration No. 333-176402, dated August 19, 2011 on Form S-8 and the Registration No. 33-62012, dated April 11, 1996, Registration No. 333-91649, dated November 24, 1999, Registration No. 333-51400, dated December 7, 2000, Registration No. 333-121844, dated January 5, 2005 and Registration No. 333-182114, dated June 14, 2012 on Form S-3 and the Registration No. 333-121844, dated January 21, 2005 on Form S-3/A of our reports dated March 15, 2013, relating to our audits of the consolidated financial statements and financial statement schedule of Innodata Inc. and Subsidiaries as of December 31, 2012 and 2011 and for each of the three years in the period ended December 31, 2012 and the effectiveness of internal control over financial reporting of Innodata Inc. and Subsidiaries as of December 31, 2012, included in this Annual Report on Form 10-K of Innodata Inc. for the year ended December 31, 2012.

/s/ CohnReznick LLP

Roseland, New Jersey

March 15, 2013